WATFORD REPORTS 2020 FIRST QUARTER RESULTS
PEMBROKE, Bermuda, May 4, 2020 -- (GLOBE NEWSWIRE)-- WATFORD HOLDINGS LTD. (“Watford” or the “Company”) (NASDAQ: WTRE) today reported a net loss of $267.8 million, after $1.2 million of preference dividends, for the three months ended March 31, 2020, compared to net income of $47.6 million, after payment of $4.9 million of preference dividends, for the same period in 2019. Book value per diluted common share was $28.21 at March 31, 2020, a decrease of 35.1% from December 31, 2019. The quarterly results include:

•
Net loss available to common shareholders of $267.8 million, or $(13.42) per diluted common share, compared to net income of $47.6 million, or $2.10 per diluted common share, for the 2019 first quarter;

•
Combined ratio of 104.4%, comprised of a 79.0% loss ratio, a 20.3% acquisition expense ratio and a 5.1% general and administrative expense ratio, compared to a combined ratio of 104.1% for the prior year first quarter, comprised of a 75.9% loss ratio, a 23.3% acquisition expense ratio and a 4.9% general and administrative expense ratio;

•
Net interest income of $27.8 million, a 1.4% yield on average net assets, for the 2020 first quarter, compared to net interest income of $30.4 million and a 1.5% yield on average net assets for the 2019 first quarter;

•
Net investment loss of $262.7 million, a (13.0)% return on average net assets for the 2020 first quarter, compared to net investment income of $58.4 million and a 2.8% return on average net assets for the 2019 first quarter; and

•
During the quarter, the Company repurchased 127,744 common shares at an average price of $22.42 per share for an aggregate cost of $2.9 million under its previously announced $50 million share repurchase program. As of March 31, 2020, up to approximately $47.1 million of share repurchases were available under this program.

In addition, on March 11, 2020, the World Health Organization declared a pandemic in relation to the outbreak of the novel coronavirus (COVID-19). The pandemic is causing unprecedented social disruption, global economic volatility, reduced liquidity of capital markets and intervention by various governments around the world.
At this time, there are significant uncertainties surrounding the ultimate number of insurance claims and scope of damage resulting from this pandemic. The Company’s estimates across its insurance and reinsurance lines of business are based on currently available information derived from modeling techniques, preliminary claims information obtained from the Company’s clients and brokers, a review of relevant in-force contracts with potential exposure to the pandemic and estimates of reinsurance recoverables. These estimates include losses only related to claims incurred as of March 31, 2020. Actual losses from these events may vary materially from the estimates due to several factors, including the inherent uncertainties in making such determinations and the evolving nature of this pandemic.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Commenting on the 2020 first quarter financial results, Jon Levy, CEO of Watford, said:
“First of all, we would like to acknowledge the challenging times that the COVID-19 pandemic has created, and express how grateful we are to those on the frontlines serving their communities. Watford is also committed to supporting our customers and clients through this stressful period. I would like to thank the broader Watford team for their efforts to deliver the same level of excellence in operations under these extraordinarily difficult circumstances.
As reported in our press release on April 23, 2020, our results for the first quarter were heavily affected by the investment market volatility caused by the economic shutdown mandated by governments around the world. The pandemic has had significant impacts across the globe, and Watford took its share of that impact, although not to a greater extent than anticipated for an event of this magnitude.
Our net loss of $267.8 million for the quarter was driven by a $262.7 million net investment loss. The net investment loss, in turn, was predominantly the result of $285.5 million of unrealized "mark-to-market" losses in our non-investment grade fixed-income portfolio.
Net interest income, a key driver of long-term shareholder value, remained steady and strong at $27.8 million, representing a quarterly yield on net assets of 1.4%.
Our combined ratio for the quarter was 104.4%, and 102.2% when adjusted for other underwriting income and certain corporate and nonrecurring expenses. While the COVID-19 pandemic has created significant areas of uncertainty for the property and casualty insurance industry, the impact on our first quarter underwriting results was not material, as we believe our mix of business is less exposed to the classes of business likely to be most affected.
Insurance and reinsurance market conditions continue to move in a favorable direction and we remain optimistic about our positioning in the marketplace.”

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Underwriting
The following table summarizes the Company’s underwriting results on a consolidated basis:

	Three Months Ended March 31,
	2020	2019	% Change
	($ in thousands)
Gross premiums written	$234,902	$186,689	25.8%
Net premiums written	186,700	145,387	28.4%
Net premiums earned	140,039	146,094	(4.1)%
Underwriting income (loss) (1)	(6,143)	(5,970)	(2.9)%

			% Point Change
Loss ratio	79.0%	75.9%	3.1%
Acquisition expense ratio	20.3%	23.3%	(3.0)%
General & administrative expense ratio	5.1%	4.9%	0.2%
Combined ratio	104.4%	104.1%	0.3%
Adjusted combined ratio (2)	102.2%	102.3%	(0.1)%
(1) Underwriting income (loss) is a non-U.S. GAAP financial measure and is calculated as net premiums earned, less loss and loss adjustment expenses, acquisition expenses and general and administrative expenses. See “Comments on Regulation G” for further discussion, including a reconciliation of underwriting income (loss) to net income (loss) available to common shareholders.
(2) Adjusted combined ratio is a non-U.S. GAAP financial measure and is calculated by dividing the sum of loss and loss adjustment expenses, acquisition expenses and general and administrative expenses, less certain corporate expenses, by the sum of net premiums earned and other underwriting income (loss). See “Comments on Regulation G” for further discussion, including a reconciliation of our adjusted combined ratio to our combined ratio.
The following table provides summary information regarding premiums written and earned by line of business:

	Three Months Ended March 31,
	2020	2019
	($ in thousands)
Gross premiums written:
Casualty reinsurance	$83,818	$75,601
Other specialty reinsurance	36,880	24,298
Property catastrophe reinsurance	9,832	5,992
Insurance programs and coinsurance	104,372	80,798
Total	$234,902	$186,689

Net premiums written:
Casualty reinsurance	$83,667	$75,065
Other specialty reinsurance	35,484	23,182
Property catastrophe reinsurance	9,832	5,982
Insurance programs and coinsurance	57,717	41,158
Total	$186,700	$145,387

Net premiums earned:
Casualty reinsurance	$52,765	$63,313
Other specialty reinsurance	35,364	44,561
Property catastrophe reinsurance	4,884	2,971
Insurance programs and coinsurance	47,026	35,249
Total	$140,039	$146,094

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following table shows the components of our loss and loss adjustment expenses for the three months ended March 31, 2020 and 2019:

	Three Months Ended March 31,
	2020		2019
	Loss and Loss Adjustment Expenses	% of Earned Premiums	Loss and Loss Adjustment Expenses	% of Earned Premiums
	($ in thousands)
Current year	$110,856	79.1%	$110,901	75.9%
Prior year development (favorable)/adverse	(180)	(0.1)%	(51)	—%
Loss and loss adjustment expenses	$110,676	79.0%	$110,850	75.9%
Results for the three months ended March 31, 2020 versus 2019:
Gross and net premiums written in the 2020 first quarter were 25.8% and 28.4% higher, respectively, than the 2019 first quarter. The increase in gross and net premiums written reflect growth across all lines of business. Casualty reinsurance and other specialty reinsurance premiums increased over the prior year quarter, primarily due to increased personal and commercial auto writings.
Net premiums earned in the 2020 first quarter were 4.1% lower than the 2019 first quarter. The decrease in premiums reflected a non-renewal of one multi-line quota share contract within casualty reinsurance and a non-recurring exposure within other specialty reinsurance earned in the first quarter of 2019. This was partially offset by increased writings in insurance programs and coinsurance, and, to a lesser extent, property catastrophe reinsurance.
The loss ratio was 79.0% in the 2020 first quarter compared to 75.9% in the 2019 first quarter. The acquisition expense ratio was 20.3% in the 2020 first quarter, compared to 23.3% in the 2019 first quarter. In the 2020 first quarter, the increase in loss ratio and corresponding decrease in acquisition expense ratio were driven by losses incurred related to COVID-19 and impacted other specialty reinsurance business.  A portion of this increase in losses is offset by loss sensitive commission decreases, which are reflected as benefits to the acquisition ratio. Other movements reflect changes in mix and the type of business. The prior year loss reserve development for both the 2020 and 2019 first quarters was essentially flat.
The general and administrative expense ratio was 5.1% in the 2020 first quarter, compared to 4.9% in the 2019 first quarter. The 0.2 point increase versus the prior year first quarter was attributable to ongoing public company expenses. Removing certain corporate expenses, our adjusted general and administrative expense ratio was 3.0% in the 2020 first quarter compared to 3.5% in the 2019 first quarter.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Investments
The following table summarizes the Company’s key investment returns on a consolidated basis:

	Three Months Ended March 31,
	2020	2019
	($ in thousands)
Interest income	$37,824	$43,141
Investment management fees - related parties	(4,352)	(4,409)
Borrowing and miscellaneous other investment expenses	(5,669)	(8,298)
Net interest income	27,803	30,434
Realized gains (losses) on investments	(5,046)	1,282
Unrealized gains (losses) on investments	(285,456)	32,438
Investment performance fees - related parties	—	(5,800)
Net investment income (loss)	$(262,699)	$58,354

Unrealized gains on investments (balance sheet)	$40,525	$32,106
Unrealized losses on investments (balance sheet)	(413,791)	(111,535)
Net unrealized gains (losses) on investments (balance sheet)	$(373,266)	$(79,429)

Net interest income yield on average net assets (1)	1.4%	1.5%
Non-investment grade portfolio (1)	1.7%	1.9%
Investment grade portfolio (1)	0.5%	0.6%
Net investment income return on average net assets (1)	(13.0)%	2.8%
Non-investment grade portfolio (1)	(17.4)%	3.4%
Investment grade portfolio (1)	0.8%	1.1%
Net investment income return on average total investments (excluding accrued investment income) (2)	(10.1)%	2.1%
Non-investment grade portfolio (2)	(14.9)%	2.7%
Investment grade portfolio (2)	0.8%	1.1%
(1) Net interest income yield on average net assets and net investment income return on average net assets are calculated by dividing net interest income, and net investment income (loss), respectively, by average net assets. Net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less revolving credit agreement borrowings, payable for securities purchased and payable for securities sold short. For the three-month period, average net assets is calculated using the averages of each quarterly period. However, for the investment grade portfolio component of these returns, revolving credit agreement borrowings are not subtracted from the net assets calculation. The separate components of these returns (non-investment grade portfolio and investment grade portfolio) are non-U.S. GAAP financial measures. See “Comments on Regulation G” for further discussion, including a reconciliation of these components of our net interest income yield on average net assets and net investment income return on average net assets.
(2) Net investment income return on average total investments (excluding accrued investment income) is calculated by dividing net investment income by average total investments. For the three-month period, average total investments is calculated using the averages of each quarterly period. The separate components of these returns (non-investment grade portfolio and investment grade portfolio) are non-U.S. GAAP financial measures. See “Comments on Regulation G” for further discussion, including a reconciliation of these components of our net investment income return on average total investments (excluding accrued investment income).

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following tables summarize the composition of the Company's non-investment grade and investment grade portfolios by sector as of March 31, 2020 and December 31, 2019:

	March 31, 2020
	Total	Financials	Health Care	Technology	Consumer Services	Industrials	Consumer Goods	Oil & Gas	All Other (1)
	($ in thousands)
Non-Investment Grade Portfolio:
Term loan investments	$906,999	$190,535	$195,084	$199,837	$98,518	$89,778	$40,415	$32,049	$60,783
Corporate bonds	240,570	24,927	43,028	15,702	49,761	27,585	19,947	18,522	41,098
Equities - sector specific	95,112	59,714	27,174	5,868	—	1,026	—	242	1,088
Short-term investments - sector specific	47,703	7,703	—	—	—	—	—	40,000	—
Subtotal	1,290,384	282,879	265,286	221,407	148,279	118,389	60,362	90,813	102,969
Equities - non-sector specific	26,148
Short-term investments - non-sector specific	222,065
Asset-backed securities	140,613
Other investments	30,682
Mortgage-backed securities	8,529
Total Non-Investment Grade Portfolio	$1,718,421	$282,879	$265,286	$221,407	$148,279	$118,389	$60,362	$90,813	$102,969

Investment Grade Portfolio:
Corporate bonds	$167,570	$62,046	$13,752	$12,135	$15,481	$14,133	$34,718	$7,346	$7,959
Short-term investments	74,093
U.S. government and government agency bonds	265,423
Non-U.S. government and government agency bonds	149,858
Asset-backed securities	113,583
Mortgage-backed securities	21,785
Municipal government and government agency bonds	2,073
Total Investment Grade Portfolio	$794,385	$62,046	$13,752	$12,135	$15,481	$14,133	$34,718	$7,346	$7,959
Total Investments	$2,512,806	$344,925	$279,038	$233,542	$163,760	$132,522	$95,080	$98,159	$110,928
(1) Includes telecommunications, utilities and basic materials.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	December 31, 2019
	Total	Financials	Health Care	Technology	Consumer Services	Industrials	Consumer Goods	Oil & Gas	All Other (1)
	($ in thousands)
Non-Investment Grade Portfolio:
Term loan investments	$1,061,934	$212,800	$221,982	$232,659	$121,434	$111,912	$46,827	$52,200	$62,120
Corporate bonds	213,841	17,547	19,160	10,972	28,144	13,822	23,491	27,632	73,073
Equities - sector specific	101,551	55,946	30,640	11,263	—	1,283	—	1,040	1,379
Short-term investments - sector specific	16,620	8,261	—	3,030	—	5,329	—	—	—
Subtotal	1,393,946	294,554	271,782	257,924	149,578	132,346	70,318	80,872	136,572
Equities - non-sector specific	23,586
Short-term investments - non-sector specific	215,816
Asset-backed securities	190,738
Other investments	30,461
Mortgage-backed securities	7,706
Total Non-Investment Grade Portfolio	$1,862,253	$294,554	$271,782	$257,924	$149,578	$132,346	$70,318	$80,872	$136,572

Investment Grade Portfolio:
Corporate bonds	$158,632	$72,707	$12,087	$8,035	$11,752	$10,548	$32,046	$5,734	$5,723
Short-term investments	96,867
U.S. government and government agency bonds	285,609
Non-U.S. government and government agency bonds	133,409
Asset-backed securities	145,433
Mortgage-backed securities	24,750
Municipal government and government agency bonds	2,184
Total Investment Grade Portfolio	$846,884	$72,707	$12,087	$8,035	$11,752	$10,548	$32,046	$5,734	$5,723
Total Investments	$2,709,137	$367,261	$283,869	$265,959	$161,330	$142,894	$102,364	$86,606	$142,295
(1) Includes telecommunications, utilities and basic materials.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The table below summarizes the credit quality of the Company's non-investment grade and investment grade portfolios as of March 31, 2020 and December 31, 2019, as rated by Standard & Poor’s Financial Services, LLC, or Standard & Poor’s, Moody’s Investors Service, or Moody’s, Fitch Ratings Inc., or Fitch, Kroll Bond Rating Agency, or KBRA, or DBRS Morningstar, or DBRS, as applicable:

	Credit Rating (1)
March 31, 2020	Fair Value	AAA	AA	A	BBB	BB	B	CCC	CC	C	D	Not Rated
	($ in thousands)
Non-Investment Grade Portfolio:
Term loan investments	$906,999	$—	$—	$—	$—	$10,277	$650,028	$161,307	$2,823	$1,314	$1,590	$79,660
Corporate bonds	240,570	—	—	—	5,933	14,447	84,955	118,847	1,872	—	3,699	10,817
Asset-backed securities	140,613	—	—	3,339	85,572	19,727	7,395	1,418	—	—	—	23,162
Mortgage-backed securities	8,529	—	—	—	—	1,190	—	—	—	—	2,552	4,787
Short-term investments	269,768	26,024	133,548	402	62,091	—	40,000	—	—	—	—	7,703
Total fixed income instruments and short-term investments	1,566,479	26,024	133,548	3,741	153,596	45,641	782,378	281,572	4,695	1,314	7,841	126,129
Other Investments	30,682
Equities	121,260
Total Non-Investment Grade Portfolio	$1,718,421	$26,024	$133,548	$3,741	$153,596	$45,641	$782,378	$281,572	$4,695	$1,314	$7,841	$126,129

Investment Grade Portfolio:
Corporate bonds	$167,570	$—	$34,647	$76,063	$52,085	$4,775	$—	$—	$—	$—	$—	$—
U.S. government and government agency bonds	265,423	—	265,423	—	—	—	—	—	—	—	—	—
Asset-backed securities	113,583	1,628	—	15,980	95,975	—	—	—	—	—	—	—
Mortgage-backed securities	21,785	—	—	4,600	17,185	—	—	—	—	—	—	—
Non-U.S. government and government agency bonds	149,858	—	149,858	—	—	—	—	—	—	—	—	—
Municipal government and government agency bonds	2,073	1,023	570	480	—	—	—	—	—	—	—	—
Short-term investments	74,093	4,150	21,239	—	48,704	—	—	—	—	—	—	—
Total Investment Grade Portfolio	$794,385	$6,801	$471,737	$97,123	$213,949	$4,775	$—	$—	$—	$—	$—	$—
Total	$2,512,806	$32,825	$605,285	$100,864	$367,545	$50,416	$782,378	$281,572	$4,695	$1,314	$7,841	$126,129
(1) For individual fixed maturity investments, Standard & Poor’s ratings are used. In the absence of a Standard & Poor’s rating, ratings from Moody’s are used, followed by ratings from Fitch, followed by ratings from KBRA, followed by ratings from DBRS.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	Credit Rating (1)
December 31, 2019	Fair Value	AAA	AA	A	BBB	BB	B	CCC	CC	C	D	Not Rated
	($ in thousands)
Non-Investment Grade Portfolio
Term loan investments	$1,061,934	$—	$—	$—	$—	$9,617	$761,168	$215,909	$6,823	$2,119	$—	$66,298
Corporate bonds	213,841	—	—	—	—	9,003	58,345	135,613	—	—	—	10,880
Asset-backed securities	190,738	—	—	4,002	105,706	29,695	18,381	—	—	—	—	32,954
Mortgage-backed securities	7,706	—	—	—	—	976	—	—	—	—	2,497	4,233
Short-term investments	232,436	—	116,805	34,903	64,108	—	—	8,359	—	—	—	8,261
Total fixed income instruments and short-term investments	1,706,655	—	116,805	38,905	169,814	49,291	837,894	359,881	6,823	2,119	2,497	122,626
Other Investments	30,461
Equities	125,137
Total Non-Investment Grade Portfolio	$1,862,253	$—	$116,805	$38,905	$169,814	$49,291	$837,894	$359,881	$6,823	$2,119	$2,497	$122,626

Investment Grade Portfolio
Corporate bonds	$158,632	$—	$36,128	$81,401	$41,103	$—	$—	$—	$—	$—	$—	$—
U.S. government and government agency bonds	285,609	—	285,609	—	—	—	—	—	—	—	—	—
Asset-backed securities	145,433	2,006	—	25,177	118,250	—	—	—	—	—	—	—
Mortgage-backed securities	24,750	—	—	1,100	23,650	—	—	—	—	—	—	—
Non-U.S. government and government agency bonds	133,409	—	132,460	—	949	—	—	—	—	—	—	—
Municipal government and government agency bonds	2,184	1,135	573	476	—	—	—	—	—	—	—	—
Short-term investments	96,867	25,783	20,037	—	51,047	—	—	—	—	—	—	—
Total Investment Grade Portfolio	$846,884	$28,924	$474,807	$108,154	$234,999	$—	$—	$—	$—	$—	$—	$—
Total	$2,709,137	$28,924	$591,612	$147,059	$404,813	$49,291	$837,894	$359,881	$6,823	$2,119	$2,497	$122,626
(1) For individual fixed maturity investments, Standard & Poor’s ratings are used. In the absence of a Standard & Poor’s rating, ratings from Moody’s are used, followed by ratings from Fitch, followed by ratings from KBRA, followed by ratings from DBRS.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Corporate Function
The Company has a corporate function that includes general and administrative expenses related to corporate activities, interest expense, net foreign exchange gains (losses), income tax expense and items related to the Company’s contingently redeemable preference shares.
The Company incurred an interest expense of $2.9 million for the three months ended March 31, 2020, in relation to the Company’s 6.5% senior notes issued on July 2, 2019. Interest is paid semi-annually in arrears on January 2 and July 2.
Preference dividends were $1.2 million and $4.9 million for the three months ended March 31, 2020 and 2019, respectively.
During the quarter, the Company repurchased 127,744 common shares at an average price of $22.42 per share for an aggregate cost of $2.9 million. As of March 31, 2020, up to approximately $47.1 million of share repurchases were available under the program. In light of COVID-19 and the uncertain economic outlook, the Company has temporarily halted repurchases under the program.
Conference Call
The Company will hold a conference call on Tuesday, May 5, 2020 at 1:00 p.m. Eastern time to discuss its 2020 first quarter results. The Company also plans to discuss how the COVID-19 pandemic could impact its underwriting and investment portfolios in future periods and certain actions the Company has taken in response to the crisis. A live webcast of this call will be available via the Investors section of the Company’s website at http://investors.watfordre.com. A replay of the conference call will also be available via the Investors section of the Company’s website beginning on May 6, 2020.
About Watford Holdings Ltd.
Watford Holdings Ltd. is a global property and casualty insurance and reinsurance company with approximately $788.9 million in capital as of March 31, 2020, comprised of: $172.5 million of senior notes, $52.3 million of contingently redeemable preference shares and $564.1 million of common shareholders’ equity, with operations in Bermuda, the United States and Europe. Its operating subsidiaries have been assigned financial strength ratings of “A-” (Excellent) from A.M. Best and “A” from Kroll Bond Rating Agency. On May 1, 2020, A.M. Best announced that it had placed under review with negative implications the financial strength ratings of our operating subsidiaries.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	(Unaudited)
	March 31,	December 31,
	2020	2019
Assets	($ in thousands)
Investments:
Term loans, fair value option (Amortized cost: $1,113,510 and $1,113,212)	$906,999	$1,061,934
Fixed maturities, fair value option (Amortized cost: $504,750 and $432,576)	392,452	416,594
Short-term investments, fair value option (Cost: $348,059 and $325,542)	343,861	329,303
Equity securities, fair value option	58,091	59,799
Other investments, fair value option	30,682	30,461
Investments, fair value option	1,732,085	1,898,091
Fixed maturities, available for sale (Amortized cost: $749,835 and $739,456)	717,552	745,708
Equity securities, fair value through net income	63,169	65,338
Total investments	2,512,806	2,709,137
Cash and cash equivalents	96,580	102,437
Accrued investment income	16,344	14,025
Premiums receivable	281,541	273,657
Reinsurance recoverable on unpaid and paid losses and loss adjustment expenses	197,458	170,974
Prepaid reinsurance premiums	128,570	132,577
Deferred acquisition costs, net	71,402	64,044
Receivable for securities sold	26,789	16,288
Intangible assets	7,650	7,650
Funds held by reinsurers	40,520	42,505
Other assets	27,287	17,562
Total assets	$3,406,947	$3,550,856
Liabilities
Reserve for losses and loss adjustment expenses	$1,300,249	$1,263,628
Unearned premiums	478,663	438,907
Losses payable	46,424	61,314
Reinsurance balances payable	71,204	77,066
Payable for securities purchased	63,829	18,180
Payable for securities sold short	30,076	66,257
Revolving credit agreement borrowings	576,486	484,287
Senior notes	172,486	172,418
Amounts due to affiliates	4,168	4,467
Investment management and performance fees payable	5,428	17,762
Other liabilities	41,552	21,912
Total liabilities	$2,790,565	$2,626,198
Commitments and contingencies
Contingently redeemable preference shares	52,328	52,305
Shareholders’ equity
Common shares ($0.01 par; shares authorized: 120 million; shares issued: 22,703,170 and 22,692,300)	227	227
Additional paid-in capital	898,693	898,083
Retained earnings (deficit)	(224,737)	43,470
Accumulated other comprehensive income (loss)	(32,206)	5,629
Common shares held in treasury, at cost (shares: 2,917,149 and 2,789,405)	(77,923)	(75,056)
Total shareholders’ equity	564,054	872,353
Total liabilities, contingently redeemable preference shares and shareholders’ equity	$3,406,947	$3,550,856

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	(Unaudited)
	Three Months Ended March 31,
	2020	2019
Revenues	($ in thousands except share and per share data)
Gross premiums written	$234,902	$186,689
Gross premiums ceded	(48,202)	(41,302)
Net premiums written	186,700	145,387
Change in unearned premiums	(46,661)	707
Net premiums earned	140,039	146,094
Other underwriting income (loss)	133	592
Interest income	37,824	43,141
Investment management fees - related parties	(4,352)	(4,409)
Borrowing and miscellaneous other investment expenses	(5,669)	(8,298)
Net interest income	27,803	30,434
Realized and unrealized gains (losses) on investments	(290,502)	33,720
Investment performance fees - related parties	—	(5,800)
Net investment income (loss)	(262,699)	58,354
Total revenues	(122,527)	205,040
Expenses
Loss and loss adjustment expenses	(110,676)	(110,850)
Acquisition expenses	(28,367)	(33,974)
General and administrative expenses	(7,139)	(7,240)
Interest expense	(2,912)	—
Net foreign exchange gains (losses)	5,013	(437)
Total expenses	(144,081)	(152,501)
Income (loss) before income taxes	(266,608)	52,539
Income tax expense	—	—
Net income (loss) before preference dividends	(266,608)	52,539
Preference dividends	(1,171)	(4,907)
Net income (loss) available to common shareholders	$(267,779)	$47,632

Other comprehensive income (loss) net of income tax:
Available-for-sale investments:
Unrealized holding gains (losses) arising during the period	(28,431)	3,915
Unrealized foreign currency gains (losses) arising during the period	(7,699)	1,130
Credit loss recognized in net income (loss)	563	—
Reclassification of net realized (gains) losses, net of income taxes, included in net income (loss)	(2,405)	(229)
Unrealized holding gains (losses) of available for sale investments	(37,972)	4,816
Foreign currency translation adjustments	137	(165)
Other comprehensive income (loss) net of income tax	(37,835)	4,651
Comprehensive income (loss)	(305,614)	52,283
Earnings (loss) per share:
Basic and diluted	$(13.42)	$2.10
Weighted average number of ordinary shares used in the determination of earnings (loss) per share:
Basic and diluted	19,951,932	22,682,875

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	Three Months Ended March 31,
	2020	2019
Numerator:	($ in thousands except share and per share data)
Net income (loss) before preference dividends	$(266,608)	$52,539
Preference dividends	(1,171)	(4,907)
Net income (loss) available to common shareholders	$(267,779)	$47,632
Denominator:
Weighted average common shares outstanding - basic and diluted (1)	19,951,932	22,682,875
Earnings (loss) per common share:
Basic and diluted	$(13.42)	$2.10
(1) The weighted average non-vested restricted share units are excluded from the calculation of diluted weighted average common shares outstanding for the three months ended March 31, 2020, due to a net loss reported.

	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Numerator:	($ in thousands except share and per share data)
Total shareholders’ equity	$564,054	$872,353	$960,773	$961,296	$941,891
Denominator:
Common shares outstanding - basic	19,863,328	19,976,397	22,765,802	22,765,802	22,682,875
Effect of dilutive common share equivalents:
Non-vested restricted share units (1)	131,277	82,360	82,360	82,360	—
Common shares outstanding - diluted	19,994,605	20,058,757	22,848,162	22,848,162	22,682,875

Book value per common share	$28.40	$43.67	$42.20	$42.23	$41.52
Book value per diluted common share	$28.21	$43.49	$42.05	$42.07	$41.52
(1) During the first quarter of 2020, the Company granted 63,591 restricted share units and common shares to certain employees and directors, 48,917 of which are non-vested as of March 31, 2020. During the second quarter of 2019, the Company granted 165,287 restricted share units and common shares to certain employees and directors, 82,360 of which are non-vested as of March 31, 2020.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Comments on Regulation G
Throughout this release, the Company presents its operations in the way it believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use the Company’s financial information in evaluating the performance of the Company and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-U.S. GAAP financial measures in assessing the Company’s overall financial performance.
This presentation includes the use of “underwriting income (loss)” (which is defined as net premiums earned less loss and loss adjustment expenses, acquisition expenses and general and administrative expenses), “adjusted underwriting income (loss)” (which is defined as underwriting income (loss) plus other underwriting income (loss) less certain corporate expenses), and “adjusted combined ratio” (which is calculated by dividing the sum of loss and loss adjustment expenses, acquisition expenses and general and administrative expenses, less certain corporate expenses, by the sum of net premiums earned and other underwriting income (loss)). Certain corporate expenses are generally comprised of non-recurring costs of the holding company, such as costs associated with the initial setup of subsidiaries, as well as costs associated with the ongoing operations of the holding company such as compensation of certain executives.
The presentation of underwriting income (loss), adjusted underwriting income (loss) and the adjusted combined ratio are non-U.S. GAAP financial measures as defined in Regulation G. The reconciliation of such measures to net income (loss) available to common shareholders (the most directly comparable U.S. GAAP financial measure) in accordance with Regulation G is included on the following pages of this release.
Underwriting income (loss) is useful in evaluating our underwriting performance, without regard to other underwriting income (losses), net investment income (losses), net foreign exchange gains (losses), interest expense, income tax expenses and preference dividends, and adjusted underwriting income (loss) is useful in evaluating our underwriting performance, without regard to net investment income (losses), net foreign exchange gains (losses), interest expense, income tax expenses, preference dividends and certain corporate expenses, and the adjusted combined ratio is a key indicator of our profitability, without regard to certain corporate expenses.  The Company believes that preference dividends, income tax expense, foreign exchange gains (losses), interest expense, net investment income (loss), other underwriting income (loss) and certain corporate expenses in any particular period are not indicative of the performance of, or trends in, the Company’s underwriting performance. Although preference dividends, income tax expense, foreign exchange gains (losses), interest expense, net investment income (loss) and other underwriting income (loss) are an integral part of the Company’s operations, the decision to realize investment gains or losses, the recognition of the change in the carrying value of investments accounted for using the fair value option in net realized gains or losses, and the recognition of foreign exchange gains or losses are independent of the underwriting process and result, in large part, from general economic and financial market conditions. Furthermore, certain users of the Company’s financial information believe that, for many companies, the timing of the realization of investment gains or losses is largely opportunistic. The Company believes that certain corporate expenses, due to their non-recurring nature, are not indicative of the performance of, or trends in, the Company’s business performance. Due to these reasons, the Company excludes preference dividends, income tax expense, foreign exchange gains (losses), interest expense, net investment income (loss), other underwriting income (loss) from the calculation of underwriting income (loss), and excludes preference dividends, income tax expense, foreign exchange gains (losses), interest expense, net investment income (loss) and certain corporate expenses from the calculation of adjusted underwriting income (loss) and the adjusted combined ratio.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The Company believes that showing underwriting income (loss), adjusted underwriting income (loss) and the adjusted combined ratio exclusive of the items referred to above reflects the underlying fundamentals of the Company’s business since the Company evaluates the performance of its business using underwriting income (loss), adjusted underwriting income (loss) and the adjusted combined ratio. The Company believes that this presentation enables investors and other users of the Company’s financial information to analyze the Company’s performance in a manner similar to how the Company’s management analyzes performance. The Company also believes that this measure follows industry practice and, therefore, allows the users of the Company’s financial information to compare the Company’s performance with its industry peer group. The Company believes that the equity analysts and certain rating agencies, which follow the Company and the insurance industry as a whole generally exclude these items from their analysis for the same reasons.
This presentation also includes the non-investment grade portfolio and investment grade portfolio components of our investment returns: “net interest income yield on average net assets” (calculated as net interest income divided by average net assets), “net investment income return on average total investments (excluding accrued investment income)” (calculated as net investment income divided by average total investments), and “net investment income return on average net assets” (calculated as net investment income divided by average net assets). Net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less revolving credit agreement borrowings, payable for securities purchased and payables for securities sold short. For the three-month period, average net assets is calculated using the averages of each quarterly period. However, for the investment grade portfolio component of these returns, the impact of the revolving credit agreement borrowings is not subtracted from net interest income, net investment income (loss) or the net assets calculation.
The presentation of the separate components of our investment returns (non-investment grade portfolio and investment grade portfolio) are non-U.S. GAAP financial measures as defined in Regulation G. The reconciliation of such measures to net interest income and net investment income (loss), the most directly comparable U.S. GAAP financial measures, in accordance with Regulation G is included on the following pages of this release.
The non-investment grade portfolio and investment grade portfolio components of our investment returns (net interest income yield on average net assets, net investment income return on average net assets and on average total investments (excluding accrued investment income), respectively) are useful in evaluating our investment performance. The non-investment grade portfolio components of these investment returns reflect the performance of our investment strategy under HPS Investment Partners, LLC (“HPS”), which includes the use of leverage. The investment grade portfolio component of these returns reflects the performance of the investment portfolios that predominantly support our underwriting collateral.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following tables present a reconciliation of underwriting income (loss) to net income (loss) available to common shareholders, and a reconciliation of adjusted underwriting income (loss) to underwriting income (loss):

	Three Months Ended March 31,
	2020	2019
	($ in thousands)
Net income (loss) available to common shareholders	$(267,779)	$47,632
Preference dividends	1,171	4,907
Net income (loss) before preference dividends	(266,608)	52,539
Income tax expense	—	—
Interest expense	2,912	—
Net foreign exchange (gains) losses	(5,013)	437
Net investment (income) loss	262,699	(58,354)
Other underwriting (income) loss	(133)	(592)
Underwriting income (loss)	(6,143)	(5,970)
Certain corporate expenses	2,996	1,963
Other underwriting income (loss)	133	592
Adjusted underwriting income (loss)	$(3,014)	$(3,415)
The adjusted combined ratio reconciles to the combined ratio for the three months ended March 31, 2020 and 2019 as follows:

	Three Months Ended March 31,
	2020			2019
	Amount	Adjustment	As Adjusted	Amount	Adjustment	As Adjusted
	($ in thousands)
Losses and loss adjustment expenses	$110,676	$—	$110,676	$110,850	$—	$110,850
Acquisition expenses	28,367	—	28,367	33,974	—	33,974
General & administrative expenses (1)	7,139	(2,996)	4,143	7,240	(1,963)	5,277
Net premiums earned (1)	140,039	133	140,172	146,094	592	146,686

Loss ratio	79.0%			75.9%
Acquisition expense ratio	20.3%			23.3%
General & administrative expense ratio	5.1%			4.9%
Combined ratio	104.4%			104.1%
Adjusted loss ratio			79.0%			75.6%
Adjusted acquisition expense ratio			20.2%			23.2%
Adjusted general & administrative expense ratio			3.0%			3.5%
Adjusted combined ratio			102.2%			102.3%
(1) Adjustments include certain corporate expenses, which are deducted from general and administrative expenses, and other underwriting income (loss), which is added to net premiums earned.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following tables summarize the components of our total investment return for the three months ended March 31, 2020 and 2019:

	Three Months Ended March 31, 2020				Three Months Ended March 31, 2019
	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total
	($ in thousands)
Interest income	$32,764	$5,060	$—	$37,824	$37,339	$5,802	$—	$43,141
Investment management fees - related parties	(3,973)	(379)	—	(4,352)	(4,071)	(338)	—	(4,409)
Borrowing and miscellaneous other investment expenses	(2,591)	(225)	(2,853)	(5,669)	(4,858)	(204)	(3,236)	(8,298)
Net interest income	26,200	4,456	(2,853)	27,803	28,410	5,260	(3,236)	30,434
Net realized gains (losses) on investments	(7,225)	2,179	—	(5,046)	1,319	(37)	—	1,282
Net unrealized gains (losses) on investments (1)	(285,493)	37	—	(285,456)	27,625	4,813	—	32,438
Investment performance fees - related parties	—	—	—	—	(5,800)	—	—	(5,800)
Net investment income (loss)	$(266,518)	$6,672	$(2,853)	$(262,699)	$51,554	$10,036	$(3,236)	$58,354

Average total investments (2)	$1,790,337	$820,635	$—	$2,610,972	$1,895,843	$888,424	$—	$2,784,267
Average net assets (3)	$1,530,825	$826,062	$(328,750)	$2,028,137	$1,506,245	$886,927	$(316,987)	$2,076,185

Net interest income yield on average net assets (3)	1.7%	0.5%		1.4%	1.9%	0.6%		1.5%
Net investment income return on average total investments (excluding accrued investment income) (2)	(14.9)%	0.8%		(10.1)%	2.7%	1.1%		2.1%
Net investment income return on average net assets (3)	(17.4)%	0.8%	(0.9)%	(13.0)%	3.4%	1.1%	(1.0)%	2.8%
(1) Net unrealized gains (losses) on investments excludes unrealized gains and losses from the available for sale portfolios, which are recorded in other comprehensive income.
(2) Net investment income return on average total investments (excluding accrued investment income) is calculated by dividing net investment income by average total investments. For the three-month period, average total investments is calculated using the average of the beginning and ending balance of each quarterly period. However, for the investment grade portfolio component of these returns, the impact of revolving credit agreement borrowings is not subtracted from net investment income.
(3) Net interest income yield on average net assets and net investment income return on average net assets are calculated by dividing net interest income, and net investment income (loss), respectively, by average net assets. For the non-investment grade component of investment returns and total investment returns, net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less total revolving credit agreement borrowings, payable for securities purchased and payable for securities sold short. However, for the investment grade portfolio component of these returns, the impact of the revolving credit agreement borrowings is not subtracted from net interest income, net investment income (loss), or the net assets calculation.
(4) The cost of underwriting collateral is calculated as the revolving credit agreement expenses for the investment grade portfolios divided by the average total revolving credit agreement borrowings for the investment grade portfolios during the period.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	As of March 31, 2020				As of March 31, 2019
	Non-Investment Grade	Investment Grade	Borrowings for U/W Collateral	Total	Non-Investment Grade	Investment Grade	Borrowings for U/W Collateral	Total
	($ in thousands)
Average total investments - QTD	$1,790,337	$820,635	$—	$2,610,972	$1,895,843	$888,424	$—	$2,784,267
Average net assets - QTD	1,530,825	826,062	(328,750)	2,028,137	1,506,245	886,927	(316,987)	2,076,185

Total investments	$1,718,421	$794,385	$—	$2,512,806	$1,909,095	$921,071	$—	$2,830,166
Accrued investment income	12,312	4,032	—	16,344	13,300	4,046	—	17,346
Receivable for securities sold	22,329	4,460	—	26,789	62,365	201	—	62,566
Less: Payable for securities purchased	61,834	1,995	—	63,829	83,189	12,388	—	95,577
Less: Payable for securities sold short	30,076	—	—	30,076	28,737	—	—	28,737
Less: Revolving credit agreement borrowings	247,736	—	328,750	576,486	326,256	—	326,487	652,743
Net assets	$1,413,416	$800,882	$(328,750)	$1,885,548	$1,546,578	$912,930	$(326,487)	$2,133,021
Non-investment grade borrowing ratio (1)	17.5%				21.1%

Unrealized gains on investments	$25,439	$15,086	$—	$40,525	$28,066	$4,040	$—	$32,106
Unrealized losses on investments	(366,188)	(47,603)	—	(413,791)	(104,700)	(6,835)	—	(111,535)
Net unrealized gains (losses) on investments	$(340,749)	$(32,517)	$—	$(373,266)	$(76,634)	$(2,795)	$—	$(79,429)
(1) The non-investment grade borrowing ratio is calculated as revolving credit agreement borrowings divided by net assets.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements, which reflect the Company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements. Forward-looking statements, for purposes of the PSLRA or otherwise, can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” and similar statements of a future or forward-looking nature or their negative or variations or similar terminology. These forward-looking statements include statements regarding the Company’s return on equity potential and prospects for further book value growth.
Forward-looking statements involve the Company’s current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. Important factors that could cause actual events or results to differ materially from those indicated in such statements are discussed below and elsewhere in this release and in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”), and include:

•	our limited operating history;

•	fluctuations in the results of our operations;

•	our ability to compete successfully with more established competitors;

•	our losses exceeding our reserves;

•
downgrades, potential downgrades or other negative actions by rating agencies, including A.M. Best’s recent announcement that it has placed under review with negative implications the financial strength and credit ratings of our operating subsidiaries;

•	our dependence on key executives and inability to attract qualified personnel, or the potential loss of Bermudian personnel as a result of Bermuda employment restrictions;

•	our dependence on letter of credit facilities that may not be available on commercially acceptable terms;

•	our potential inability to pay dividends or distributions;

•	our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;

•	our dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting;

•	the suspension or revocation of our subsidiaries’ insurance licenses;

•	Watford Holdings potentially being deemed an investment company under U.S. federal securities law;

•	the potential characterization of us and/or any of our subsidiaries as a passive foreign investment company (“PFIC”);

•	our dependence on certain subsidiaries of Arch Capital Group Ltd. (“Arch”) for services critical to our underwriting operations;

•	changes to our strategic relationship with Arch or the termination by Arch of any of our services agreements or quota share agreements;

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

•	our dependence on HPS and Arch Investment Management Ltd. (“AIM”) to implement our investment strategy;

•	the termination by HPS or AIM of any of our investment management agreements;

•	risks associated with our investment strategy being greater than those faced by competitors;

•	changes in the regulatory environment;

•	our potentially becoming subject to U.S. federal income taxation;

•	our potentially becoming subject to U.S. withholding and information reporting requirements under the U.S. Foreign Account Tax Compliance Act (“FATCA”) provisions;

•	our ability to complete acquisitions and integrate businesses successfully;

•	adverse general economic and market conditions, including those caused by pandemics, including COVID-19, and government actions in response thereto; and

•
the other matters set forth under Item 1A “Risk Factors,” Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other sections of the Company’s Annual Report on Form 10-K, as well as the other factors set forth in the Company’s other documents on file with the SEC, and management’s response to any of the aforementioned factors.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Contact
Robert L. Hawley: (441) 278-3456
rhawley@watfordre.com

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com